UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017

Colony Starwood Homes

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36163 (Commission File Number)	80-6260391 (IRS Employer Identification No.)

8665 East Hartford Drive Scottsdale, AZ (Address of principal executive offices)		85255 (Zip Code)

Registrant's telephone number,
including area code:
(480) 362-9760

 Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On January 10, 2017, in connection with a previously announced private offering, Colony Starwood Homes (the “Company”) issued $300.0 million aggregate principal amount of the Company’s 3.50% Convertible Senior Notes due 2022 (the “Convertible Senior Notes”).  The Convertible Senior Notes were issued pursuant to an Indenture, dated as of January 10, 2017 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”).  The Company has granted the Initial Purchasers (as defined below) a 30-day option to purchase up to an additional $45.0 million aggregate principal amount of the Convertible Senior Notes.

The sale of the Convertible Senior Notes generated gross proceeds of $300.0 million and net proceeds of approximately $ 292.1 million, after deducting the Initial Purchasers’ discounts and estimated offering expenses payable by the Company.  The net proceeds from the offering are to be used to repurchase, in privately negotiated transactions, certain of the Company’s 4.50% Convertible Senior Notes due 2017, to repay a portion of the borrowings outstanding under its credit facilities, to fund potential future acquisitions and for general corporate purposes.

Interest on the Convertible Senior Notes will be payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2017. The Convertible Senior Notes will mature on January 15, 2022.

Holders may convert Convertible Senior Notes at their option at any time prior to the close of business on the business day immediately preceding July 15, 2021, only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2017 (and only during such calendar quarter), if the last reported sale price of the Company’s common shares of beneficial interest (“Common Shares”) for each of at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Convertible Senior Notes on such trading day; (2) during the five business day period after any 10 consecutive trading day period, or the measurement period, in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Convertible Senior Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Common Shares and the conversion rate for the Convertible Senior Notes on such trading day; (3) if the Company calls any or all of the Convertible Senior Notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified events described in the Indenture. On or after July 15, 2021, until the close of business on the second scheduled trading day immediately preceding the maturity date of the Convertible Senior Notes, holders may convert all or any portion of the Convertible Senior Notes at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, Common Shares or a combination of cash and Common Shares, at the Company’s election, as described in the Indenture.

The conversion rate applicable to the Convertible Senior Notes will initially be 27.1186 Common Shares per $1,000 principal amount of Convertible Senior Notes (equivalent to an initial conversion price of approximately $36.88 per Common Share). The conversion rate for the Convertible Senior Notes will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain events that occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its Convertible Senior Notes in connection with such an event in certain circumstances.

The Company may not redeem the Convertible Senior Notes prior to the maturity date except to the extent necessary to preserve the Company’s status as a real estate investment trust for U.S. federal income tax purposes, as further described in the Indenture. No sinking fund is provided for the Convertible Senior Notes.

If the Company undergoes a fundamental change, holders may require the Company to repurchase for cash all or any portion of their Convertible Senior Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Convertible Senior Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture contains customary terms and covenants and events of default. If an event of default (as defined therein) occurs and is continuing, the Trustee by notice to the Company, or the holders of at least 25% in aggregate principal amount of the outstanding Convertible Senior Notes, by notice to the Company and the Trustee, may, and the Trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the Convertible Senior Notes to be due and payable. However, in the case of an event of default

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arising out of certain events of bankruptcy, insolvency or reorganization with respect to the Company (as set forth in the Indenture), 100% of the principal of and accrued and unpaid interest on the Convertible Senior Notes will automatically become due and payable.

The Company offered and sold the Convertible Senior Notes to Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial purchasers (collectively, the “Initial Purchasers”), pursuant to a purchase agreement, dated January 4, 2017, among the Company, Colony Starwood Homes Partnership, L.P. and the Initial Purchasers.  The offering and sale of the Convertible Senior Notes were made by the Company to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and resales of the Convertible Senior Notes were made by the Initial Purchasers to persons reasonably believed to be qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The foregoing description of the Indenture and the Convertible Senior Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (including the form of the Convertible Senior Notes), filed as an exhibit hereto and incorporated by reference herein.

Neither the Convertible Senior Notes nor the Common Shares that may be issued upon conversion thereof will be registered under the Securities Act.  Neither the Convertible Senior Notes nor the Common Shares that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.  This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01.  Other Events.

On January 10, 2017, we entered into an interest rate swap contract on approximately $550 million of variable-rate financing for approximately five years. This swap contract effectively converts approximately $550 million of the Company’s existing floating rate financing with a weighted-average interest rate of LIBOR plus 1.86% to a fixed interest rate of 3.59% for approximately five years.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of January 10, 2017, between the Company and Wilmington Trust, National Association, as trustee
4.2	Form of 3.50% Convertible Senior Notes due 2022 (included in Exhibit 4.1)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2017	COLONY STARWOOD HOMES

	By:	/s/ Ryan A. Berry
	Name:	Ryan A. Berry
	Title:	Executive Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of January 10, 2017, between the Company and Wilmington Trust, National Association, as trustee
4.2	Form of 3.50% Convertible Senior Notes due 2022 (included in Exhibit 4.1)

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